EXHIBIT 23.1

                                  LAW OFFICES
                            RICHARD P. GREENE, P.A.
                             INTERNATIONAL BUILDING
                          2455 EAST SUNRISE BOULEVARD
                                   SUITE 905
                         FORT LAUDERDALE, FLORIDA 33304
                                    -------
                           TELEPHONE: (954) 564-6616
                              FAX: (954) 561-0997

                               February 25, 1998

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:  Oak Tree Medical Systems, Inc.

Dear Sir or Madam:

      This Firm hereby consents to the use of its name in the Registration Statement on Form S-8 as filed via EDGAR with the Washington, D.C. Office of the U.S. Securities and Exchange Commission on February 26, 1998, or as soon thereafter as is reasonably practicable.

                               Very truly yours,

                               /s/ RICHARD P. GREENE, P.A.
                                   -----------------------
                                   Richard P. Greene
                                   For the Firm

RPG/evb